EXHIBIT 10.5

                              CONSULTING AGREEMENT

Effective Date                          OCTOBER 1, 2004.

Between                                 GRIDLINE COMMUNICATIONS CORP. ("Client")
a                                       Delaware Corporation,
located at                              14505 Torrey Chase Blvd. Suite 400,
                                                         Houston, TX 77014.

and                                     DUNCAN E. WINE, ("Consultant")
a                                        Resident,
located at                              [Address].

GENERAL

The Consultant is engaged in the business of obtaining financing, strategic and promotional contacts for Client.

The Client desires to retain the Consultant to obtain individuals and business entities to procure financing, procure strategic partners, and other promotional relationships.

In consideration for the mutual promises, covenants, and Agreements made below, the parties, intending to be legally bound, agree as follows:

AGREEMENT

1.     NON-EXCLUSIVE RIGHT TO SOLICIT

1.1 Subject to the provisions of Section 1.2, the Client grants to the Consultant the non-exclusive right to solicit individuals and other business entities to provide the Client with financing, strategic partners, and other promotional relationship for the Client's products and services according to the terms and condition set forth in this Agreement, (" Agreement").

2.     TRADEMARKS & TRADE NAMES

Client reserves all rights to the trade names and trademarks and to any other commercial symbols that it may adopt or use from time-to-time.

3.     INDEPENDENT CONTRACTOR

The Consultant is not an employee of the Client for any purpose whatsoever, but is an independent contractor. The Client is interested only in the results obtained by the Consultant, that shall have sole control of the manner and means of performing under this Agreement. The Client shall not have the right to require the Consultant to do anything that would jeopardize the relationship of independent contractor between the Client and the Consultant. All expenses and disbursements incurred by the Consultant in connection with this Agreement shall be born wholly and completely by the Consultant. The Consultant does not have, nor shall the Consultant hold itself out as having any right, power or authority to create any contract or obligation, either express or implied, on

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behalf of, or binding upon the Client,  unless the Client shall  consent to that in writing, or otherwise. The Consultant shall have the right to appoint and shall be solely responsible for the Consultant's own solicitation force, employees, agents and representatives, who shall be at the Consultant's own risk, expense and supervision and shall not have any claim against the Client for compensation or reimbursement. The Consultant may represent other products that do not compete directly or indirectly with products covered by this Agreement and may exercise the Consultant's own discretion in obtaining services, hiring personnel and otherwise complying with the terms of this Agreement.

4.     ACCEPTANCE

Individuals, Partnerships, Corporations and other business entities solicited by the Consultant to financing, strategic relationships and other business promotional services for the Client shall be submitted to and subject to acceptance by the Client. Only the Client may decide, in its sole discretion, whether to accept or reject any individual or entity solicited by the Consultant.

5.     CONSULTING FEE

The Client shall pay the Consultant a monthly consulting fee of $10,000. Despite anything to the contrary contained in this Agreement, the Client shall reimburse the Consultant for those certain extraordinary travel expenses incurred by the Consultant and agreed upon by the Client and the Consultant prior to the Consultant incurring such expenses.

6.     BEST EFFORTS

The Consultant shall use its best efforts to obtain financing, strategic alliances, partnership, and promotional services for the Client and to solicit individuals, Partnerships, Corporations and other business entities to perform such services for the Client.

7.     TERM & TERMINATION

The term of this Agreement shall be for a period of two years from the date first written above. At the end of said period, it is the intent of the parties to re-negotiate this Agreement.

8.     MISREPRESENTATION

In the event the Consultant, at any time during its association with the Client, shall be guilty of gross negligence, intentional misconduct or intentional misrepresentation, such negligence, misconduct or misrepresentation shall be deemed an immediate breach of this Agreement. Upon such breach, or any other breach of this Agreement by the Consultant, this Agreement shall terminate immediately upon written notice by the Client, and the Consultant shall not be entitled to claim any compensation for damages for, in respect of, or by reason of such termination.

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9.     PROPRIETARY INFORMATION

The customers, business, products, technology, business connections, customer lists, procedures, operations, techniques and other aspects of the business of the Client are established at great expense and protected as confidential information and trade secrets and provide the Client with a substantial competitive advantage of selling its products. The Consultant shall have access to, and be entrusted with, trade secrets, confidential information and proprietary information, and the Client would suffer great loss and injury if the Consultant would disclose this information or use it to compete with the Client. Consequently, the Consultant agrees that during its relationship with the Client, and from then on, it will not, within the geographic territory encompassed by the business of the Client at the termination of that relationship, directly or indirectly, either individually or as an employee, agent, partner, shareholder, or in any other capacity, use or disclose, or cause to be used or disclosed, any trade secret, confidential information or proprietary information acquired by the Consultant during its relationship with the Client.

10.    INDEMNIFICATION

The Consultant agrees to defend, indemnify, and hold the Client harmless from any and all liabilities, losses, costs, damages, penalties and any other expenses including attorneys fees arising directly or indirectly, either from the Consultant's acts or omissions or the Consultant's breach of any obligation imposed or sought to be imposed by or according to this Agreement. The Client shall not be liable to the Consultant, or to anyone who may claim any right due to a relationship with the Consultant, for any acts or omissions by the Consultant in the performance of this Agreement or on the part of the employees or agents of the Consultant. The Consultant shall indemnify and hold the Client free and harmless from any obligation, cost claim, judgment, attorneys, fees, and attachments arising from, growing out of, or in any way connected with the services rendered to the Client under the terms of this Agreement.

11.    GENERAL PROVISIONS

11.1 ASSIGNMENT. Except as set forth in this section, neither this Agreement nor any rights under this Agreement, in whole or in part, shall be assignable or otherwise transferable by either party without the express written consent of the other party. Any attempt by either party to assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other party shall be null and void. Subject to the above, this Agreement shall be binding upon and take effect for the benefit of the successors and assigns of the parties to this Agreement.

11.2 WAIVER, AMENDMENT, MODIFICATION. No waiver, amendment or modification, including those by custom, usage of trade, or course of dealing, of any provision of this Agreement will be effective unless in writing and signed by the party against whom such waiver, amendment or modification is sought to be enforced. No waiver by any party of any default in performance by the other party under this Agreement or of any breach or series of breaches by the other party of any of the terms or conditions of this Agreement shall constitute a waiver of any subsequent default in performance under this Agreement or any subsequent breach of any terms or conditions of that Agreement. Performance of any obligation required of a party under this Agreement may be waived only by a written

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waiver signed by a duly authorized officer of the other party, that waiver shall be effective only with respect to the specific obligation described in that waiver.

11.3 FORCE MAJEURE. Neither party will be deemed in default of this Agreement to the extent that performance of its obligations, or attempts to cure any breach, are delayed or prevented by reason of circumstance beyond its reasonable control, including without limitation fire, natural disaster, earthquake, accident or other acts of God ("Force Majeure"), provided that the party seeking to delay its performance gives the other written notice of any such Force Majeure within 15 days after the discovery of the Force Majeure, and further provided that such party uses its good faith efforts to cure the Force Majeure. If there is a Force Majeure, this Agreement shall not be applicable to any payment obligations by Client.

11.4   SETTLEMENT OF DISPUTES

11.4.1 Any dispute, controversy, or claim arising out of or related to this Agreement, or the creation, validity, interpretation, breach, or termination of this Agreement will be referred to mediation.

11.4.2 Any dispute, controversy, or claim arising out of or related to this Agreement, or the creation, validity, interpretation, breach, or termination of this Agreement that has not been resolved amicably among the parties by mediation under Section 11.4.2 will be submitted to binding arbitration using the following procedure:

11.4.3 The arbitration will be held in Houston and Texas, before a panel of three arbitrators. Either party may demand arbitration in writing, serving on the other party a statement of the dispute, controversy, or claim, and the facts relating to it, in reasonable detail, and the arbitrator nominated by that party.

11.4.4 The expenses of arbitration shall be borne by the party against whom the decision is rendered, or apportioned in accordance with the decision of the arbitrators if there is a compromise decision. Judgment upon any award may be entered in any court of competent jurisdiction.

11.5 CUMULATIVE RIGHTS. Any specific right or remedy provided in this Agreement shall not be exclusive but shall be cumulative upon all other rights and remedies set forth in this section and allowed under applicable law.

11.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas applicable to Agreements made and fully performed in Texas by Texas residents.

11.7 ENTIRE AGREEMENT. The parties acknowledge that this Agreement expresses their entire understanding and Agreement, and that there have been no warranties, representations, covenants or understandings made by either party to the other except such as are expressly set forth in this section.

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11.8   COUNTERPARTS.  This  Agreement may be executed in multiple  counterparts, any one of which will be deemed an original, but all of which shall constitute one and the same instrument.

11.9 NOTICES. All notices, demands or consents required or permitted under this Agreement shall be in writing and shall be delivered or mailed certified return receipt requested to the respective parties at the addresses set forth above or at such other address as such party shall specify to the other party in writing. Any notice required or permitted to be given by the provisions of this Agreement shall be conclusively deemed to have been received on the day it is delivered to that party by U.S. Mail with Acknowledgment of Receipt or by any commercial courier providing equivalent acknowledgment of receipt.

Captions and section headings used in this Agreement are for convenience only and are not a part of this Agreement and shall not be used in construing it.

UNDERSTOOD, AGREED & APPROVED

We have carefully reviewed this contract and agree to and accept all of its terms and conditions. We are executing this Agreement as of the Effective Date above.

CONSULTANT                              CLIENT


  DUNCAN E. WINE                            GRIDLINE COMMUNICATIONS CORP.
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  /s/ DUNCAN E. WINE                        /s/ BLAIZE KADURU
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By                                      By

                                            BLAIZE KADURU
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Name                                    Name

                                            PRESIDENT
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Title                                   Title